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                                                                  EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") made as of the ______ day of ___________, 1997 (the "Effective Date"), by and between First Sierra Financial, Inc., a Delaware corporation, (the "Employer"), and Sandy B. Ho (the "Employee"). Employer and Employee may be referred to herein collectively as the "Parties" and individually as a "Party".

                                   ARTICLE I

                                      TERM

         Employer hereby employs Employee and Employee hereby accepts employment with Employer for a period beginning on the Effective Date and ending on the third anniversary of the Effective Date. This Agreement replaces all prior agreements between the parties, oral or written, regarding employment of Employee by Employer and all such prior agreements are void upon the Effective Date of this Agreement.

                                   ARTICLE II

                               DUTIES OF EMPLOYEE

         2.01 Duties. Employee is engaged to be the Executive Vice President and Chief Financial Officer. Employee's duties and powers shall be determined from time to time by the Chief Executive Officer of Employer. Employee shall perform and discharge such duties in a businesslike manner, and faithfully as an officer of Employer, and shall be subject to the supervision and direction of the Chief Executive Officer of Employer and the Employer's Board of Directors.

         2.02 Full Time Employment. Subject to the provisions set forth below, Employee shall devote her productive time, ability, and attention to the business of Employer during the Term. Employee shall not, directly or indirectly, during the Term render any services of a business, commercial or professional nature to any other person, corporation, firm or organization, whether for compensation or otherwise, without the prior written consent of the Chief Executive Officer of Employer.

         Notwithstanding the foregoing, Employee may continue to engage in personal and family investing; provided, however, unless prior approval is given by Employer's Chief Executive Officer, such investments may not include equipment leases or interests in non-publicly traded entities engaged in equipment leasing.



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                                  ARTICLE III

                           COMPENSATION AND BENEFITS

         3.01 Base Compensation. As compensation for services rendered and Employee's covenants and agreements under this Agreement, Employee shall be entitled to receive from Employer a base salary of one hundred sixty thousand and no/100ths dollars ($160,000) per year, payable in equal semi-monthly installments from Employer's headquarters in Texas. The salary of Employee may be increased from time to time at the sole discretion of Employer.

         3.02 Bonus. Employee may be entitled to an annual bonus paid by Employer if and as determined in the sole discretion of the Board of Directors.

         3.03 Benefit Plans. During the Term, and thereafter, to the extent provided in the applicable plan or under applicable law, Employer agrees to include Employee in any retirement, insurance and health benefit plans adopted by Employer for the benefit of the senior employees of Employer. Employer may enter into and revise these plans in its sole discretion. Employee will have three weeks paid vacation each year.

         3.04 Expenses. Employer, in accordance with the rules and regulations Employer shall issue and may revise from time to time, shall reimburse Employee for business expenses directly and reasonably incurred in the performance of her duties. The Employer acknowledges that the Employee will require a travel and entertainment budget and reimbursement for reasonable travel and entertainment expenses. Any amounts advanced or reimbursed by Employer to Employee for travel and entertainment expenses shall be in addition to any other amounts payable to Employee hereunder.

                                   ARTICLE IV

                                  TERMINATION

         This Agreement shall terminate prior to the expiration of its Term upon the occurrence of any one of the following events:

         4.01 Disability. In the event that Employee is unable fully to perform her duties and responsibilities with reasonable accommodation hereunder to the full extent required by Employer due to illness, injury or incapacity for ninety (90) consecutive days (during such ninety (90) day period Employee shall continue to be compensated as provided in Section 3.01 hereof), this Agreement may be terminated by Employer, and Employer and Employee shall have no further liability or obligations hereunder; provided, however, that Employer shall continue to pay Employee the base compensation specified in Section 3.01 hereof for the duration of the Term at the same times specified in Section 3.01 (as reduced by any payments received by Employee under any Employer sponsored disability



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benefits plan in which Employee was participating). In the event of any dispute under this Section 4.01, Employee shall submit to a physical examination by a licensed physician selected by Employer, and acceptable to Employee. If the physician retained by Employer is not acceptable to Employee, then physicians selected by the Employer and the Employee shall jointly select a third physician to perform the examination. All costs related to the physical examination of the Employee shall be paid by the Employer.

         4.02 Death. In the event that Employee dies during the Term Employer shall pay to Employee's executors, legal representatives or administrators the base compensation specified in Section 3.01 hereof for the remainder of the Term at the same time specified in Section 3.01 (as reduced by any payments received by such executors, legal representatives and administrators under any Employer sponsored death or disability benefits plan in which Employee was participating).

         4.03 Cause. Nothing in this Agreement shall be construed to prevent the termination of this Agreement by Employer at any time for "cause". For purposes of this Agreement, "cause" shall mean the habitual neglect or willful breach by Employee of her duties as the Executive Vice President and Chief Financial Officer of Employer which results in a material loss or damage to Employer or embezzlement by Employee of Employer funds. Upon termination for cause, Employer shall pay to Employee all sums due to Employee through the date of such termination. Following such a termination, Employer shall have no further duties or obligations to Employee.

         4.04 Termination Without Cause by Employer. Employer, in its discretion and for any reason, may terminate this Agreement at any time by delivering written notice to Employee prior to such intended termination ("Termination Date"). This Agreement shall terminate on the Termination Date and the Parties shall have no further duties or obligations to each other, provided, however, that (i) Employer shall for the remaining portion of the Term following the Termination Date continue to pay Employee the base compensation specified and as scheduled in Section 3.01, (ii) Employer shall pay Employee for each pay period for the remaining portion of the Term an amount equal to one/twenty-fourth of the bonus received by Employee for the year prior to the Termination Date, and (iii) Employer shall pay Employee at the end of the Term a lump sum amount equal to the bonus received by Employee for the year prior to the Termination Date multiplied by a fraction the numerator of which is the number of days in the year prior to the Termination Date and the denominator is 365.

         4.05 Termination by Employee. Employee may terminate this Agreement at any time by delivering written notice to Employer of Employee's intent to terminate at least 30 days prior to such intended termination ("Departure Date"). This Agreement shall terminate on the Departure Date and the parties shall have no further duties or obligations to each other, provided, however, that Employee shall remain subject to all of the provisions of Article V and Employer shall pay to Employee all sums due to Employee through the Departure Date.



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                                   ARTICLE V

                                PROPERTY RIGHTS

         5.01 Non-Competition. If this Agreement is terminated or this Agreement otherwise expires without extension, Employee shall not for a period of one year (the "One Year Period"), directly or indirectly, either as an employee, employer, consultant, agent, lender, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business engaged in by Employer in the continental United States at the time of such termination or resignation.

         5.02 Solicitation. During the One Year Period, Employee agrees not to, directly or indirectly, (i) call on or solicit, with respect to the activities prohibited by Section 5.01 of this Agreement, any person, firm, corporation or other entity who or which at the time of such termination, or within two years prior thereto, was or had been a customer, referral source or distributor of Employer or any of its affiliates or (ii) solicit, influence or recommend the employment of any person who was employed by Employer on a full or part-time basis at the time of Employee's termination of employment; provided, if requested by any employee of Employer, Employee shall have the right to give a reference with respect to such employee.

         5.03 Confidentiality. In return for Employee's promises under this
Article V, Employee shall receive and be entrusted with certain confidential and/or secret information of a proprietary nature, including without limitation names and addresses of customers of the Employer and its affiliates and business plans of the Employer. Employee shall not directly or indirectly disclose or use, during the term of this Agreement or at any time thereafter, any such information which is not otherwise publicly available.

         5.04 Reasonableness of Restrictions. Employee agrees that (i) the covenants contained in Sections 5.01, 5.02 and 5.03 hereof are necessary for the protection of Employer's business goodwill, (ii) a portion of the compensation paid to Employee under this Agreement is paid in consideration of the covenants herein contained, the sufficiency of which consideration is hereby acknowledged, (iii) Employee is not, and under this Agreement will not be, engaged in a common calling, and (iv) if the scope of any restriction contained in Sections 5.01, 5.02 and 5.03 hereof is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum permitted by law, and the parties hereto hereby consent that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of these covenants.



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         5.05 Enforcement. If Employee is terminated pursuant to Sections 4.03,
4.04 or 4.05 and the One Year Period exceeds the Term, Employer will pay Employee her base compensation for the portion of the One Year Period that exceeds the Term, plus for each pay period for the portion of the One Year Period that exceeds the Term Employer will pay Employee one/twenty-fourth of the amount of the bonus received by Employee for the year proceeding Employee's termination of employment. If this Agreement is not renewed at the end of its Term Employer agrees to pay Employee her salary during the One Year Period plus for each pay period during the One Year Period Employer will pay Employee one/twenty-fourth of the amount of the bonus received by Employee for the year preceding Employee's termination of employment. Employer reserves the right to waive the provisions of Sections 5.01 and 5.02 if Employee terminates for any reason other than under Section 4.04 and such waiver will release Employer from any payment obligations under this Section 5.05. Employee acknowledges that the restrictions contained in Sections 5.01, 5.02 and 5.03 hereof are reasonable and necessary to protect the legitimate interests of Employer and its affiliates, that Employer would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of the covenants contained in Sections 5.01, 5.02 or 5.03 hereof will result in irreparable injury to Employer. Employee also acknowledges that Employer shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages as well as an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled.

         5.06 Copy of Covenants. Until the expiration of the applicable restrictions, Employee will provide, and Employer similarly may provide, a copy of the covenants contained in Sections 5.01, 5.02 and 5.03 of this Agreement to any business or enterprise which Employee may (i) directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, (ii) serve as an officer, director, employee, partner, principal, agent, representative, consultant leader or otherwise, or (iii) with which she may use or permit her name to be used.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.01 Arbitration. Employee and Employer agree that all disputes concerning the terms of this Agreement or Employee's employment with Employer will be subject solely to binding arbitration. The arbitrator selection and conduct of the arbitration will be pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The place of the arbitration shall be Houston, Texas and shall be governed by the laws of Texas.



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         6.02 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested:

                  If to Employer:

                           First Sierra Financial, Inc.
                           Texas Commerce Tower
                           600 Travis, Suite 7050
                           Houston, TX  77002
                           Attention:  Chief Executive Officer

                  If to Employee:

                           Sandy B. Ho
                           245 Merrie Way
                           Houston, Texas  77024

Mailed notices shall be addressed to the parties at the addresses set forth above, but each party may change his/her address by written notice in accordance with this Section 6.02. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of ten (10) days after mailing.

         6.03 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

         6.04 Certain Acknowledgments. Employee by her execution and delivery of this Agreement represents to Employer as follows:

         (i) Employee has been advised by Employer to have this Agreement reviewed by an attorney representing Employee, and Employee has either had this Agreement reviewed by such attorney or has chosen not to have this Agreement reviewed because Employee, after reading the entire Agreement, fully and completely understands each provision and has decided not to obtain the services of an attorney.

         (ii) Employee either on her own or with the assistance and advice of her attorney has in particular reviewed Article V and understands and accepts (a) the restrictions imposed by
                  Article V and Sections 5.01 and 5.02 and (b) the restrictions imposed upon Employee pursuant to these sections are reasonable and necessary for the protection of the property rights of Employer and its affiliates.



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         6.05 Headings. The headings or titles to Sections or Articles in this
Agreement are intended solely for convenience of the parties and no provision of this Agreement is to be construed by reference to the heading or title of any section.

         6.06 Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is authorized by the Employer and is agreed to in writing, signed by Employee and by the Chief Executive Officer of Employer thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by any party hereto of any breach by any other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time; nor shall the receipt or acceptance of Employee's employment be deemed a waiver of any condition or provision hereof. Employee acknowledges that from time to time, Employer may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of Employer may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of Employer (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature shall be construed to modify this Agreement or to create express or implied obligations of Employer.

         6.07 Assignability. Employee shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of Employer, this Agreement being personal to Employee. This Agreement shall, however, inure to the benefit of Employee's estate, dependents, beneficiaries and legal representatives. This Agreement shall not be assignable by Employer without the written consent of Employee.

         6.08 Governing Law. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF TEXAS, AND SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS.

         6.09 Severability. Each provision of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the maximum extent permissible under law.



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         6.10 No Duress.  Employee acknowledges that no force, fear or threats or duress of any kind have been used to obtain the agreements and covenants contained in this Agreement.

         EXECUTED in Houston, Texas, on the day and year first above written.

                                              "EMPLOYER"
                                              First Sierra Financial, Inc.


                                              By:
                                                 ------------------------------
                                              Name:  Thomas J. Depping
                                              Title: Chief Executive Officer


                                              "EMPLOYEE"


                                              ---------------------------------
                                              Sandy B. Ho



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